Exhibit 99.1

January 2016 Commercializing a Low-Risk, Late-Stage Compound

1 Cautionary Note Regarding Forward-Looking Statements This presentation includes or incorporates by reference statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, information or assumptions about expenses, capital and other expenditures, financing plans, capital structure, cash flow, liquidity, management’s plans, goals and objectives for future operations and growth. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could cause actual performance or results to differ materially from those expressed in or suggested by forward-looking statements. Important factors that could cause such differences include, but are not limited to (i) risks and uncertainties associated with our research and development activities, including our clinical trials; (ii) our dependence on Locilex® as our only product; (iii) our ability to raise capital when needed; (iv) the timing of and our ability to achieve US or international regulatory approvals for Locilex® or any other product candidates we may develop; (v) our dependence on others to conduct clinical research of, and to manufacture and market, Locilex®; (vi) the terms of future licensing arrangements, and whether we can enter into such arrangements at all; (vii) risks associated with the timing and receipt of licensing and milestone revenues, if any; (viii) our ability to gain market acceptance for Locilex® or any other product candidates we may develop; (ix) our ability to maintain or protect the validity of our patents and other intellectual property, including in connection with pending or future litigation against us; (x) our ability to secure registration for our current and future patent applications; (xi) our expectations regarding minimizing our development risk; (xii) our ability to establish new relationships and maintain current relationships; and (xiii) our ability to attract and retain key personnel. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

2 Introduction 1H 2010: Company inception and acquisition of WW rights to Locilex® Started by experienced pharmaceutical executives with a proven track record of success in drug development and partnering with (and selling to) big pharma Locilex® is a topical antibiotic cream that has demonstrated efficacy at treating the pathogens that cause skin infections in superficial wounds in both clinical and microbiology studies Locilex® is currently enrolling two Pivotal Phase 3 placebo controlled clinical studies for the treatment of mild infections of diabetic foot ulcers or “Mild DFI” SPA Agreement with FDA on clinical program No additional clinical trials anticipated for EU approval Locilex® could become the first antibiotic FDA-approved specifically for mild infections of diabetic foot ulcers

3 Investment Highlights Significant Market Opportunity Unmet Medical Need Strong Intellectual Property Clear Pathway to FDA/EMA Approval Locilex® Differentiation Strong Clinical Results to Date Reached agreement with the FDA on Special Protocol Assessment (SPA) for our Phase 3 program Based on EMA formal advice, no additional trials required to file MAA in Europe Data from Pivotal Phase 3 placebo controlled superiority studies anticipated for 2H 2016 Two prior Phase 3 trials completed in patients with Mild/Moderate DFI Only topical to demonstrate non-inferiority to systemic antibiotic in Mild/Moderate DFI No FDA approved antibiotics for Mild Infections of Diabetic Foot Ulcers (Mild DFI) Current antibiotics used off-label to treat Mild DFI generate systemic antibiotic resistance, exhibit poor safety, narrow spectrum of activity US Formulation/Method of Use Patent: valid through June 2032 $1.46B worldwide market for Diabetic Foot Infections (DFI); > 30 mm diabetics in U.S. Multiple other skin and skin structure infection opportunities Dipexium owns 100% of the worldwide rights to Locilex® Novel, bactericidal mechanism of action No antibiotic induced systemic resistance Broad spectrum of activity Excellent safety and tolerability profile

Unmet Medical Need No FDA approved antibiotics for Mild Infections of Diabetic Foot Ulcers (Mild DFI) Off-label oral antibiotics lack clinical data in the Mild DFI clinical indication Current oral antibiotics used off-label to treat Mild DFI have drawbacks: generate systemic antibiotic resistance exhibit poor safety and tolerability profile; and Have a narrow spectrum of activity Current topical antibiotics lack clinical efficacy to treat Mild DFI and generally have a narrow spectrum of activity 2012 Infectious Disease Society of America (IDSA) treatment guidelines classify DFI severity into three categories: Mild (47%), Moderate (34%), and Severe (18%) Amputation risk is low in Mild DFI patients (2-3%) However, Mild DFI can progress to Moderate or Severe DFI, where amputation rates are 45% and 75%, respectively 4

Topical Locilex® for Mild DFI – Objectives To recap, all classes of oral antibiotics are associated with one or more significant drawbacks: Generate systemic antibiotic resistance Limited spectrums of activity Poor safety/tolerability Drug-drug interactions with diabetes medications or impact blood glucose 5 Objectives of topical Locilex®: Achieve equivalent or improved infection control relative to systemic agents, while sparing patients from exposure to: Systemic antibiotic resistance Systemic toxicity, and Drug-drug interactions with diabetes medications According to the International Working Group on the Diabetic Foot (2012), topical antibiotic therapy is appealing, although available data do not support the use of any currently marketed topical antibiotic for the treatment of DFI

Evolution of a Diabetic Foot Infection - NEJM Case Study



A
Day 1
Day 2
Day 3
Day 4
Day 5
Day 6
Day 7
Day 8
Day 9
Day 10
B

An obese 50-year-old man with no known medical history presented with a necrotizing infection of his right foot that had begun 10 days previously with lesions that he attributed to wearing new shoes. He was found to have diabetes (glycated hemoglobin level, 10.5%) with peripheral neuropathy; he was afebrile, without leukocytosis or radiographic evidence of bone involvement in his right foot. The patient had photographed the lesion twice daily, thinking it would heal spontaneously (Panel A). The preoperative photographs show erythema (day 1), blisters (day 3), a necrotizing abscess (day 6), and wound infection requiring surgery (day 10). The patient underwent operative débridement; tissue cultures grew *Enterobacter cloacae* and *Streptococcus agalactiae*. He was treated with antibiotic agents for 3 weeks. The infection resolved, with no recurrence or sequelae during 3 years of follow-up (Panel B); during this period, the infection-related swelling disappeared and the patient lost a considerable amount of weight. *Diabetic foot infection may evolve rapidly, especially in patients with neuropathy.*

Tobalem M, Uçkay I. New England Journal of Medicine 2013;369:2252-2252.

Dipexium Pharmaceuticals 6

Significant Market Opportunity Diabetics commonly develop foot ulcers (DFU) for many reasons, including lack of sensation in their extremities An estimated 6% of diabetics develop DFUs each year in the U.S. 61% of DFUs will become a DFI Before a wound can be treated, the infection must be eradicated DFI is the leading cause of diabetes-related hospitalizations and lower limb amputations Estimated annual DFI incidence : 1,350,000 patients in US / 2,700,000 patients in the EU Market for DFI antibiotics: WW: $1.46B / US: $1.01B (Global Data: 2011) 7

8 Locilex® Differentiation Locilex® forms α-helix when contacts cell wall, interrupting lipid bilayer effectively killing cell (bacterial cell lysis) Locilex® (+ charged) Red blood cell (no charge) Bacteria cell wall (- charged) NCE, novel 22-amino acid peptide isolated from skin of African Clawed Frog (chemically synthesized) Novel mechanism of action – kills microbial targets through disruption of bacterial cell membrane permeability New Chemical Entity, Novel Mechanism of Action

9 Locilex® in Diabetic Foot Infections – Results to Date Investigated in two prior Phase 3 trials in Mild/Moderate DFI vs. a systemic antibiotic control Study “304” achieved statistical non-inferiority (Primary endpoint: clinical cure or improved); Study 303 did not Locilex® is the only topical to demonstrate non-inferiority vs. a systemic antibiotic in late-stage DFI trials Combined analysis of two trials demonstrated clinical and microbiological statistical non-inferiority Clinical outcome (% cure or improved) Locilex® ofloxacin Treatment Difference Study n/N % n/N % (95% Confidence Interval) 303 186/243 76.5 201/240 83.8 -7.21 (-14.29 to -0.12) 304 134/163 82.2 137/163 84.0 -1.84 (-9.97 to 6.29) Combined 320/406 78.8 338/403 83.9 -5.05 (-10.41 to 0.31) Locilex® ofloxacin Treatment Difference Study n/N % n/N % (95% Confidence Interval) 303 78/185 42.2 90/194 46.4 -4.23 (-14.23 to 5.77) 304 55/130 42.3 62/134 46.3 -3.96 (-15.94 to 8.02) Combined 133/315 42.2 152/328 46.3 -4.12 (-11.80 to 3.56) Microbiological outcome (% responders)

10 Locilex® in Diabetic Foot Infections – FDA History FDA Anti-Infectives Advisory Committee Meeting – Key Takeaways Safety Vote: 9 – 0 in favor UNANIMOUS Efficacy Vote: 5 – 4 against Recommendation to conduct small-scale placebo-controlled trial to confirm appropriateness of statistical plan used to establish non-inferiority in studies 303 and 304 FDA Non-Approvable Letter – Key Takeaways Sole focus on two manufacturing issues: Physical Instability: Water separation in cream formulation Unacceptable Impurity Profile in Active Pharmaceutical Ingredient (API): >5% These manufacturing issues have been addressed

11 Locilex® – New Manufacturing Process Dipexium team adjusted ratio of emulsifiers and oil/water ratio which resulted in complete fix to prior manufacturing issues Water Separation Issue Resolved Novel manufacturing process resulted in confirmed physical stability of cGMP batch at 18-months Trended physical stability analysis supports a shelf life > 24 months for Locilex® API Impurity Issue Resolved Novel manufacturing method resulted in API impurity profile of 0.6% in cGMP batch Manufactured Non-cGMP material Scale-up to 30 kg commercial scale batches with no issues noted with physical or chemical stability Achieved 18-month stability data and filed with FDA’s CMC Division in October 2013 Type C Meeting with FDA CMC Division in December 2013 Manufactured cGMP material Produced 3 batches of cGMP drug supply at commercial scale – 30 kg Required stability data needed for NDA submission is in hand (2 year shelf life anticipated) Successfully achieved scale up to 140 kg commercial lots in Q3 2015 As a result of these changes, we believe we have resolved the stability and purity concerns previously articulated by the FDA’s Drug Advisory Committee

12 Locilex® – New Approval Pathway for Mild DFI Phase 3 Clinical Trials Reached agreement with the FDA on a Special Protocol Assessment (SPA) for our Phase 3 program Commenced patient enrollment in Q3 2014; enrollment expected to be completed in 1H 2016 Design for pivotal DPX-305 and DPX-306 clinical trials: 180 patients per trial (1:1 randomized, placebo-controlled), up to 37 sites per trial in the U.S. Twice-daily dosing for 14 days of treatment follow-up on day 28 no follow-up required thereafter Primary endpoint: Infection resolved in judgment of treating physician using DFI Treatment Guidelines (2012) Statistical plan: 90% power, P < 0.05 Approximately 70% enrolled as of January 5, 2016 Top-line data anticipated 2H 2016

13 Locilex® – New Approval Pathway for Mild DFI Regulatory – U.S. NDA filing expected in 1H 2017 Anticipated FDA Approval by end of 2017 FDA agrees safety database can be supported by clinical data in 509 patients treated with Locilex® from prior sponsor’s clinical studies Regulatory – E.U. Received formal advice from EMA on planned MAA submission – no additional clinical trials required MAA filing expected in 2H 2017; anticipated response 1H 2018

14 Addressable Market for Mild/Moderate DFI in the US and EU Moderate DFI 34% Mild DFI 47% Severe DFI 18% The chart below is a breakdown of the DFI Market based upon patients’ first presentation to a treating physician: Mild DFI Currently no FDA approved product Incidence: Approximately 650,000 patients/year (US) Incidence Approximately 630,000 patients/year (EU) Pricing: $600 per full treatment (US) and $280 per full treatment (EU) Locilex® could become the standard of care Moderate DFI Currently only systemic antibiotics are used Incidence: Approximately 470,000 patients/year (US) Incidence Approximately 455,000 patients/year (EU) Same pricing as Mild DFI (see box to left) Combination therapy with Locilex® anticipated

15 Commercialization Strategy U.S. Market Plan to hire two senior executives, in Marketing and in Sales in 2016 Plan to work with commercial team to build out sales staff Preliminary plan is to appoint fully dedicated CSO sales staff Start with 40 sales representatives, increasing to 100-125 EU Market – Strategic Decision To Be Determined Create wholly-owned EU subsidiary run by a senior executive based in the NY office, in order to commercialize Locilex® independently Plan to hire one EU Commercial Director in 2016 Preliminary plan is to appoint fully dedicated EU CSO sales staff Start with 10 medical science liaisons, increasing to 25-50 Dipexium owns 100% of the worldwide rights to Locilex®

16 Locilex® Growth Strategy Clinical Indications Geographic Growth Targets Expand label to include skin and soft tissue infections (SSTI’s) including infected surgical wounds infected burns infected decubitus ulcers Potential to include wound closures in initial indication Value Drivers Opportunity Europe: CHMP clinical and regulatory advice received May 2015 Anticipate filing for approval in Europe without conducting any European clinical studies EU MAA filing targeted for 2H 2017

Growth Strategy: Clinical Justification for Use in SSTIs Infected DFUs are considered a more complicated subset of SSTIs with comparable pathogenic species Infected DFUs Staphylococcus aureus (including MRSA, methicillin-sensitive Staphylococcus aureus [MSSA]), Streptococcus and Enterococcus species In moderate infections of DFUs Enterobacteriaceae, obligate anaerobes and Pseudomonas aeruginosa may also be present SSTIs Endogenous Staphylococcus aureus (including MRSA, MSSA), and Streptococcus species (particularly groups A, B, C and G) Results of the infected DFU clinical trials permit conclusions to be drawn for other SSTIs based on clinical and microbiological outcomes Antibacterial spectrum of pexiganan shows activity against virtually all SSTI pathogens, including strains resistant to other antibiotics Benefits to using Locilex® to treat SSTIs: Efficacy against relevant pathogens Mechanism of action Ability to treat bacteria with known resistance mechanisms Topical route of administration with low absorption potential Significant improvement of the adverse event profile, compared to systemic antibiotics 17

Strong Intellectual Property 18 United States European Union ROW New formulation/method-of-use patent issued in September 2013 by USPTO extends US protection to June 2032 and may provide worldwide patent protection through June 2032 (Patent No. 8,530,409) US composition-of-matter patent extends to June 2021, assuming additional 5-year Hatch-Waxman extension Rolling 10-year regulatory exclusivity available in EU for New Chemical Entities (NCEs) New formulation/method of use patent issued in September 2012 may extend patent protection worldwide through June 2032

19 Recent & Upcoming Milestones – Met Targets since IPO Initiate Phase 1 skin irritation and skin sensitization studies DPX-110 and DPX-120 Q1 2014 Initiate pivotal Phase 3 Mild DFI studies DPX-305 and DPX-306 Q2 2014 Complete Phase 1 skin irritation study DPX-110 Q2 2014 Complete Phase 1 skin sensitization study DPX-120 Q4 2014 Finalize European Drug Development Strategy 1H 2015 Obtain EMA Clinical and Regulatory Advice 1H 2015 Complete pivotal Phase 3 Mild DFI studies 2H 2016 File NDA Amendment (FDA) 1H 2017 File MAA (EMA) 2H 2017 Locilex® could be approved by the FDA in 2017 and by EMA in 2018

20 Financial Highlights Cash On Hand $32.2 million (as of December 31, 2015) Shares Outstanding 10,301,114 shares of common stock Insider Equity ~ 40% primary; ~46% fully diluted (as of September 30, 2015) Fully Diluted Equity 11,465,901 shares of common stock (includes 24,500 warrants and 1,112,287 employee options) Market Cap ~ $114 million (January 4, 2015) Exchange: Ticker NASDAQ: DPRX Other Financial Factors No milestones or royalties due to any third parties Zero long-term debt or preferred stock; and almost no warrants Monthly Burn (2016 annualized): Approx $1.25 mm per month

21 Investment Thesis in Detail Significant Market Opportunity Unmet Medical Need Locilex® Differentiation No FDA-approved antibiotics for Mild of Diabetic Foot Infections (Mild DFI) Current antibiotics used off-label to treat Mild DFI generate systemic antibiotic resistance, exhibit poor safety, narrow spectrum of activity $1.46 billion worldwide market for Diabetic Foot Infections (DFI); > 30 million diabetics in U.S. Multiple other skin and skin structure infection opportunities Dipexium owns 100% of the worldwide rights to Locilex® Novel, bactericidal mechanism of action No antibiotic-induced systemic resistance Broad spectrum of activity Excellent safety and tolerability profile

22 Investment Thesis in Detail Strong Intellectual Property Clear Pathway to FDA/EMA Approval Strong Clinical Results to Date Reached agreement with the FDA on Special Protocol Assessment (SPA) for our Phase 3 program Based on EMA formal advice, no additional trials required to file MAA in Europe Data from Pivotal Phase 3 placebo controlled superiority studies anticipated for 2H 2016 Two prior Phase 3 trials completed in patients with Mild/Moderate DFI Only topical to demonstrate non-inferiority to systemic antibiotic in Mild/Moderate DFI US Formulation/Method of Use Patent: Valid through June 2032

January 2016 Commercializing a Low-Risk, Late-Stage Compound

24 Management Team and Advisors Key Management and Directors David Luci (Co-Founder) President & CEO 20 years experience consummating public offerings, private placements, M&A and licensing transactions strategically in the pharmaceutical industry Previously served as a member of the Board of Directors and President of MacroChem Corporation and member of the Board of Directors of Access Pharmaceuticals, Inc. Previously served as CFO, General Counsel and Corporate Secretary of Bioenvision Inc. Robert DeLuccia (Co-Founder) Executive Chairman Over 40 years of pharmaceutical industry experience with global pharmaceutical and development stage biopharmaceutical companies Former Chairman & CEO of MacroChem Corporation Also served as President & CEO of Immunomedics, Inc. David Garrett Vice President, Finance & Corporate Development Previously served as Director, Healthcare Equity Sales and Capital Markets at Canaccord Genuity and as an equity analyst covering the biotechnology and pharmaceuticals industries at Scudder Kemper, Wachovia, UBS and Fortis Assisted over 45 emerging biotechnology and medical technology companies in IPO’s, secondary public offerings and PIPEs raising over $2.9 billion Scientific Advisors Jonathan Wilkin, MD Founding Director (retired) of the Division of Dermatology and Dental Products at the FDA Benjamin Lipsky, MD, FACP, FIDSA, FRCP Head of the International Working Group on the Diabetic Foot (IWGDF) and lead author of the Diabetic Foot Infection Treatment Guidelines, published in June 2012 David Armstrong, MD, DPM, PhD Professor of Surgery and Director, Southern Arizona Limb Salvage Alliance (SALSA), University of Arizona College of Medicine Warren Joseph, DPM, FIDSA Managing Editor of the Journal of the American Podiatric Medical Association Michael Zasloff, MD, Ph.D. Original inventor of the "magainin peptides" , including pexiganan, as a research scientist at the NIH

The Urgent Need for New Antibiotics

Call to Action

Clinicians & Government

IDSA

Bad Bugs Need Drugs

10 x '20

Ten new ANTIBIOTICS by 2020

Congressional Briefing

The Generating Antibiotic Incentives Now (GAIN) seeks to create incentives to encourage the development of products to treat, prevent, detect and diagnose antibiotic-resistant infections. It extends the length of time an approved drug is free from competition and clarifies the regulatory pathway for new antibiotics.

IDSA

"There simply aren't enough new drugs in the pharmaceutical pipeline to keep pace with drug-resistant bacterial infections, so-called 'superbugs'."
Joseph R. Valovisio, MDIDSA President

CDC

"The threat of untreatable infections is real. Although previously unthinkable, the day when antibiotics don't work is upon us. We are already seeing germs that are stronger than any antibiotics we have to treat them."
Arjun Srinivasan, MD, Associate Director for Healthcare Associated Infection Prevention Programs, Division of Healthcare Quality Promotion, US Centers for Disease Control and Prevention

The Media

ScienceDaily

Your source for the latest research news

The drug-resistant bacteria known as MRSA, once confined to hospitals but now widespread in communities, will likely continue to exist in both settings as separate strains

Chicago Tribune

The number of children hospitalized with dangerous drug-resistant staph infections surged 10-fold in recent years… Research is needed to find other drugs that will work against MRSA.

The New York Times

"We are facing a huge crisis worldwide not having an antibiotics pipeline… It is bad now, and the infectious disease docs are frantic. But what is worse is the thought of where we will be five to 10 years from now."

FDA

Dr. Janet Woodcock, Director of the Center for Drug Evaluation and Research at the Food and Drug Administration

Dipexium Pharmaceuticals 25

Recent Developments in ABs Antibiotic resistant infections sicken more than 2 million Americans every year; killing at least 23,000 (New York Times: July 22, 2014) We are entering a “post-antibiotics era” per the World Health Organization W.H.O.: “No major new type of antibiotic has been developed since the late 1980s” From 2001 to 2013, the FDA approved only 3 new molecular entities to combat bacterial diseases – the lowest rate since the 1940s The pharmaceutical arsenal against bacterial infections shrank from 113 in 2000 to just 96 by end of 2013, a 15% reduction September 2014: President Obama signs executive order appointing a Task Force to incentivize sponsors of new ABs to treat resistant bacteria 26

Most Common Pathogens in Infected DFUs Overlap SSTI Pathogens

- Infected DFUs can be considered a more complicated subset of SSTIs with comparable pathogenic species; therefore, existing pexiganan DFU data directly translate to SSTI
  - **Infected DFUs**
    - *Staphylococcus aureus* (including MRSA, methicillin-sensitive *Staphylococcus aureus [MSSA]*), *Streptococcus* and *Enterococcus* species
    - In moderate infections of DFUs *Enterobacteriaceae*, obligate anaerobes and *Pseudomonas aeruginosa* may also be present
  - **SSTIs**
    - Endogenous *Staphylococcus aureus (including MRSA, MSSA*), and *Streptococcus* species (particularly groups A, B, C and G)

Organism	No. of pathogens at baseline in ITT (n = 659 patients)
Staphylococcus aureus	303
Enterococcus faecalis	210
Streptococcus agalactiae	125
Pseudomonas aeruginosa	58
Staphylococcus epidermidis	47
Proteus mirabilis	41
Enterococcus species	38
Escherichia coli	35

Dipexium Pharmaceuticals 27

Locilex® – Drug Profile for Successfully Treating Mild/Moderate DFI

Key attributes of products which we believe are most commonly used products to treat Mild or Moderate DFI:

	Locilex™	Quinolones	Zyvox	Invanz	Augmentin	Bactroban	Altabax
Topical	✓					✓	✓
Oral		✓	✓		✓		
Effective to treat Mild/Moderate DFI	✓	✓					
Gram (+) bacteria coverage	✓	✓	✓	✓	✓	✓	✓
Gram (-) bacteria coverage	✓	✓		✓	✓		
Aerobic / anaerobic spectrum	✓			✓			
No systemic resistance / systemic exposure	✓						
No concern for cross resistance with other systemic anti-infectives	✓		✓			✓	✓
Absence of adverse reactions	✓					✓	✓
Status	**Phase 3**	**Marketed**	**Marketed**	**Marketed**	**Marketed**	**Marketed**	**Marketed**

Dipexium Pharmaceuticals 28

29 Investment Highlights Significant Market Opportunity Unmet Medical Need Strong Intellectual Property Clear Pathway to FDA/EMA Approval Locilex® Differentiation Strong Clinical Results to Date Special Protocol Assessment (SPA) Agreement with FDA on Phase 3 program Based on EMA formal advice, no additional trials required to file MAA in Europe Data from Pivotal Phase 3 placebo controlled superiority studies anticipated for 2H 2016 Two prior Phase 3 trials completed in patients with Mild/Moderate DFI Only topical to demonstrate non-inferiority to systemic antibiotic in Mild/Moderate DFI No FDA approved antibiotics for Mild Infections of Diabetic Foot Ulcers (Mild DFI) Current antibiotics used off-label to treat Mild DFI generate systemic antibiotic resistance, exhibit poor safety, narrow spectrum of activity New US Patent provides commercial protection through June 2032 $1.46B worldwide market for Diabetic Foot Infections (DFI); > 30 mm diabetics in U.S. and > 45 mm diabetics in E.U. Dipexium owns 100% of the worldwide rights to Locilex® Multiple other skin and skin structure infection opportunities Novel, bactericidal mechanism of action ibiotic induced systemic resistance Broad spectrum of activity Excellent safety and tolerability profile

DFI Market Opportunity Diabetics commonly develop foot ulcers (DFU) for many reasons including lack of sensation in their extremities 61% of DFUs will become a DFI Before a wound can be treated the infection must be removed Leading cause of diabetes related hospitalizations and lower limb amputations Estimated Annual DFI Incidence in the US: 1,350,000 patients / 2,700,000 patients in the EU Market for DFI Antibiotics: WW: $1.46B / US: $1.01B (Global Data: 2011) 2012 Infectious Disease Society of America (IDSA) treatment guidelines classify DFI severity into three categories: Mild (47%), Moderate (34%), and Severe (18%) Amputation risk is low in Mild DFI patients (2-3%) but Mild DFI has the potential to progress to Moderate or Severe DFI where amputation rates are 45% and 75%, respectively No antibiotics are FDA approved for the treatment of Mild DFI 2012 IDSA treatment guidelines consider off-label use of oral antibiotics acceptable in the absence of an FDA approved product for Mild DFI 30

Drawbacks associated with current "off-label" therapies used for Mild/Moderate DFI

Off-Label Therapies	Treatment	Shortcomings
Oral Antibiotics	■ Penicillins (i.e. Augmentin) ■ Lincosamides ■ Cephalosporins ■ Quinolones ■ Tetracyclines ■ Sulfonamides	■ Narrow spectrum of activity (e.g. Tetracyclines) ■ Associated with high incidence of serious adverse events, including black box warnings (e.g. Quinolones) ■ Generate systemic antibiotic resistance ■ Less effective for patients with peripheral vascular disease
Topical Antibiotics	■ Mupirocin ■ Neomycin ■ Polymyxin B ■ Bacitracin	■ No marketed topical recommended for DFI ■ Generally bacteriostatic ■ Narrow spectrum of activity ■ Generate antibiotic resistance
Oral & IV or IV Alone	■ On-label – Moderate Only (Zyvox, Invanz, Zosyn) ■ Off-label – Moderate Only (Cubicin, Tygacil, Vancomycin)	■ Limited spectrum of activity (e.g. Zyvox) ■ Serious adverse events (e.g. Zyvox, Tygacil) ■ Expensive ■ Generate systemic antibiotic resistance (e.g. Vancomycin)

None of these antibiotics are FDA approved or have clinical data in support of use to treat Mild DFI

Dipexium Pharmaceuticals 31

32 Locilex® – New Approval Pathway for Mild DFI Phase 3 Clinical Trials Reached agreement with the FDA through a Special Protocol Assessment (SPA) for our Phase 3 program Commenced patient enrollment in Q3 2014; enrollment expected to be completed in 1H 2016 Trial Design: Clinical Trials “DPX-305” and “DPX-306” 180 patients per trial (1:1 randomized, placebo-controlled), up to 37 sites per trial in the US 14 days of treatment follow-up on day 28 no follow-up required thereafter Primary endpoint: Infection resolved in judgment of treating physician using DFI Treatment Guidelines (2012) Statistical plan: 90% power, P < 0.05 Top-line data anticipated 2H 2016 Regulatory – U.S. NDA filing expected in 1H 2017 FDA approval process – expect response in 2H 2017 FDA agrees safety database can be supported by clinical data in 509 patients treated with Locilex® from prior sponsor’s clinical studies Regulatory – E.U. Received formal advice from EMA on planned MAA submission – no additional clinical trials required MAA filing expected in 2H 2017; anticipated response 1H 2018

33 Dipexium / Locilex® Investment Thesis Mild DFI is an area of Unmet Medical Need Significant Market Opportunity Locilex® Differentiation Strong Clinical Results to Date Clear Path to FDA/EMA Approval Strong Intellectual Property

34 Evolution of a Diabetic Foot Infection - NEJM Case Study Tobalem M, Uçkay I. New England Journal of Medicine 2013;369:2252-2252. Diabetic foot infections can evolve rapidly and require prompt attention Erythema (Day 1) Blisters (Day 3) Necrotizing abscess (Day 6) Wound infection requiring surgery (Day 10)